                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


            We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the DataWorks 1995 Equity Incentive plan, the DataWorks 1995 Non-Employee Directors' Stock Option Plan, the Interactive 1997 Nonstatutory Stock Option Plan and the Interactive 1995 Stock Option Plan of our reports dated July 29, 1998, with respect to the consolidated financial statements and schedule of Platinum Software Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Orange County, California
January 14, 1999